UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 8, 2022

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AINOS, INC.
(Exact name of registrant as specified in its charter)

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Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108

(858) 869-2986

(Address and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIMD	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	AIMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2022 Ainos, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC as representative of the underwriters set forth on Schedule I thereto (collectively, the “Underwriters”), relating to the Company’s offering (the “Offering”) of an aggregate of 780,000 units (the “Units”) consisting of one share (each a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $4.25 per share of Common Stock. The public offering price was $4.25 per Unit and the underwriters agreed to purchase 780,000 Units at an 7.5% discount to the public offering price. The Company granted the Representative a 45-day option to purchase up to an additional 117,000 Shares and/or Warrants to purchase up to an additional 117,000 shares of Common Stock to cover over-allotments, if any. The gross proceeds from the Offering are approximately $3.3 million, before deducting underwriting discounts and commissions and other offering expenses and excluding an exercise of the over-allotment option. On August 9, 2022, the Representative gave notice that it was partially exercising its over-allotment option to purchase 117,000 Warrants for gross proceeds of approximately an additional $1,170. The Offering, including the partial exercise of the over-allotment option, closed on August 11, 2022.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 39,000 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $4.68 per share, are initially exercisable 180 days after the effective date of the Offering and have a term of five years from their initial exercise date. Pursuant to the customary FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement referenced below.

The Shares and Warrants were issued pursuant to the Company’s registration statement on Form S-1 (File No. 333-264527), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 28, 2022, as amended, which was declared effective on August 8, 2022. A final prospectus relating to the Offering was filed with the Commission on August 10, 2022.

The Underwriting Agreement contained customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions described in the registration statement, the Company, each director and executive officer of the Company and each of its 5% or greater shareholders have agreed, for a period of 180 days after the closing of the Offering, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of the Company’s Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

Pursuant to the Underwriting Agreement, for a period of 18 months after the closing of the Offering, the Representative will have a right of first refusal to act as sole manager and book-runner and/or sole placement agent for any and all future public and private equity, convertible or debt offerings of the Company’s securities, or as exclusive financial advisor for any strategic transaction, including a merger, acquisition, joint venture, minority investment or asset sale.

The Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (“AST”) as of August 11, 2022 pursuant to which AST agrees to act as warrant agent with respect to the Warrants.

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The foregoing summaries of the Underwriting Agreement, the Representative’s Warrant and the Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, each incorporated herein by reference.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

Effective August 8, 2022 at 8:00 p.m., Eastern time (the “Effective Time”), the Company amended its Restated Certificate of Formation (the “Amendment”) to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-15 (the “Stock Combination”).

There will be no fractional shares issued as a result of the Stock Combination. In lieu thereof, fractional shares will be paid in cash at a value of $0.72 per share of old common stock, in which case the company's transfer agent shall arrange to comply with all requirements under the tax laws of the United States.

The Stock Combination will not reduce the number of authorized shares of common stock. As a result, after giving effect to the Stock Combination, the Company will remain authorized to issue a total of 300,000,000 shares of common stock, $0.01 par value per share.

The foregoing description of the Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed with this report as Exhibit 3.1 and herein incorporated by reference.

Item 8.01 Other Events.

On August 9, 2022, in connection with the Offering described in Item 1.01, the Company’s Common Stock and the Warrants began trading on The Nasdaq Capital Market (“Nasdaq”) under the trading symbols “AIMD” and “AIMDW,” respectively.

The Company issued a press release on August 8, 2022 announcing the pricing of the Offering and the Nasdaq listing. The Company issued a press release on August 11, 2022 announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated August 8, 2022, by and between Ainos, Inc. and Maxim Group LLC.

3.1	Certificate of Amendment to the Restated Certificate of Formation of Ainos, Inc., as filed with the Texas Secretary of State on August 8, 2022.

4.1	Form of Representative’s Warrant (included in Exhibit 1.1).

4.2	Warrant

4.3	Warrant Agency Agreement dated as of August 11, 2022 by and between the Ainos, Inc. and American Stock Transfer & Trust Company, LLC.

99.1	Pricing press release dated August 8, 2022.

99.2	Closing press release dated August 11, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: August 12, 2022	By:	/s/Chun-Hsein Tsai
	Name:	Chun-Hsein Tsai
	Title:	Chief Executive Officer

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